Exhibit 99.1

Event Notice

Dated February 26, 2015

Issuer:	SLM Student Loan Trust 2002-7

Depositor:	Navient Funding, LLC

Notes to which

this Event Notice relates:	Auction Rate Class A-6 Notes (the “Class A-6 Notes”)

CUSIP Numbers:	Class A-6 Notes: 78442GES1

Event Reported:	Buy Rate to be Bid by an affiliate of the Depositor in Future Auctions

Buy Rate to be Bid by an affiliate of the Depositor in Future Auctions

For the auction for the Class A-6 Notes occurring on March 2, 2015, an affiliate of the Depositor intends to submit a buy bid for $10,000,000 principal amount of outstanding Class A-6 Notes at a rate equal to LIBOR + 1.50% per annum. The Depositor’s affiliate does not currently hold any Class A-6 Notes.

Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Issuer’s indenture, dated as of November 1, 2002.

The information contained in this Event Notice has been submitted by the Depositor to report certain events and future plans of an affiliate of the Depositor with respect to the Notes. Nothing contained in this Event Notice is, or should be construed as, a representation by the Depositor that the information included in this Event Notice constitutes all of the information that may be material to a decision to invest in, hold or dispose of any of the securities listed above, or any other securities of the Issuer.

For additional information, contact:

Mark Rein

Navient Solutions, Inc.

Vice President, Corporate Finance

2001 Edmund Halley Dr.

Reston, VA 20191

Phone: 703-984-5679

Email: Mark.Rein@navient.com